Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-71386 on Form S-3 and Registration Statement No. 333-72406 on Form S-8 of American Home Mortgage Holdings, Inc., of our report dated March 20, 2002, appearing in this Annual Report on Form 10-K of American Home Mortgage Holdings, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Princeton, NJ
March 29, 2002